Exhibit 99.B(q)

NEW COVENANT FUNDS

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, we, the undersigned trustees and/or officers of New Covenant Funds (the “Trust”), a Delaware statutory trust, hereby severally constitute and appoint each of Robert A. Nesher, Timothy D. Barto, Peter A. Rodriguez, Timothy W. Levin and Sean Graber, and each of them singly, our true and lawful attorney-in-fact and agent with full powers of substitution and resubstitution, to sign for us and in our name, place and stead, and in the capacities indicated below, any and all Registration Statements of the Trust on Form N-1A and Form N-14, any and all amendments thereto and any and all supplements or other instruments in connection therewith relating to the offering of the Trust’s shares under the provisions of the Investment Company Act of 1940 and/or the Securities Act of 1933, each such Act as amended, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite or necessary to be done in connection therewith, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them, or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

This Power of Attorney may be executed in counterparts and all such counterparts will constitute one Power of Attorney.

IN WITNESS WHEREOF, the undersigned have hereunto set their hands as of March 28, 2012.

/s/ George J. Sullivan, Jr.	/s/ Robert A. Nesher
George J. Sullivan, Jr.	Robert A. Nesher
Trustee	Trustee, President & Chief Executive Officer

/s/ Nina Lesavoy	/s/ James M. Williams
Nina Lesavoy	James M. Williams
Trustee	Trustee

/s/ Rosemarie B. Greco	/s/ William M. Doran
Rosemarie B. Greco	William M. Doran
Trustee	Trustee

/s/ Mitchell A. Johnson	/s/ Hubert L. Harris, Jr.
Mitchell A. Johnson	Hubert L. Harris, Jr.
Trustee	Trustee

/s/ Timothy P. Clark	/s/ Peter A. Rodriguez
Timothy P. Clark	Peter A. Rodriguez
Trustee	Controller & Chief Financial Officer